UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

VAALCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32167 (Commission File Number)	76-0274813 (I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant’s telephone number, including area code:  (713) 623-0801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015, the Board of Directors (the “Board”) of VAALCO Energy, Inc. (the “Company”) elected Steven J. Pully as a member of the Board. Mr. Pully’s current term will expire at the Company’s next annual meeting of stockholders in 2016.

The Board has determined that Mr. Pully is an independent director under Sections 303A.02 and 303A.07 of the New York Stock Exchange Listed Company Manual and under Rule 10A-3 of the Securities Exchange Act of 1934. Mr. Pully has been appointed as a member of the Audit Committee of the Board.

There are no understandings or arrangements between Mr. Pully and any other person pursuant to which Mr. Pully was elected to serve as a director of the Company. There are no relationships between Mr. Pully and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Pully will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Company’s Long Term Incentive Plan. In connection with Mr. Pully’s election to the Board, he will receive an initial equity award of 36,000 shares of common stock and an annual equity award of common stock beginning in 2016 having a value of approximately $80,000. The shares of common stock will be issued under the Company’s 2014 Long Term Incentive Plan.

Item 8.01Other Events.

On August 4, 2015, the Company announced that its Board of Directors had authorized a share repurchase program allowing the Company to repurchase up to 5.8 million shares of the Company’s common stock through February 3, 2017. Under the share repurchase program, the Company’s common stock could be purchased on the open market, in privately negotiated transactions or otherwise in compliance with all of the conditions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing of the common stock repurchased will be at the discretion of management and will depend on a number of factors, including price, market conditions and regulatory requirements. The Company retains the right to limit, terminate or extend the share repurchase program at any time without prior notice. Attached hereto as Exhibit 99.1 and incorporated by reference herein is the press release announcing the approval of the share repurchase program.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 4, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: August 5, 2015	By:	/s/ Eric J. Christ
Eric J. Christ Vice President, General Counsel and Corporate Secretary

Exhibit Index

4
Exhibit Number	Description
99.1	Press Release, dated August 4, 2015